Exhibit 99.1

Press Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports Full-Year 2014 Financial Results, Record Fourth-Quarter Revenue

Highlights:
●	Record Q4 revenue of $7 billion, up 5% year over year
●	Q4 GAAP EPS up 17% year over year; Q4 non-GAAP EPS up 15% year over year
●	EMC Information Infrastructure, VMware and Pivotal Q4 revenue up 2%, 16% and 18% year over year, respectively
●	Q4 revenue from Emerging Storage grew 40% year over year; Full-year 2014 revenue grew 52% year over year

HOPKINTON, Mass. - January 29, 2015 - EMC Corporation (NYSE:EMC) today reported fourth-quarter and full-year 2014 financial results. Record fourth-quarter consolidated revenue was $7 billion, up 5% year over year. GAAP net income attributable to EMC was $1.15 billion, an increase of 12% compared with the year-ago quarter. GAAP earnings per weighted average diluted share was $0.56 in the fourth quarter, up 17% year over year. Non-GAAP1 net income attributable to EMC was $1.4 billion, an increase of 10% compared with the year-ago quarter. Non-GAAP1 earnings per weighted average diluted share was $0.69, up 15% compared with the year-ago quarter.

Full-year 2014 revenue was $24.4 billion, an increase of 5% year over year. GAAP net income attributable to EMC for 2014 was $2.7 billion, down 6% year over year, and GAAP earnings per weighted average diluted share was $1.32, down 1% year over year. Non-GAAP2 net income attributable to EMC for 2014 was $3.9 billion, an increase of 1% year over year, and non-GAAP2 earnings per weighted average diluted share was $1.90, an increase of 6% year over year.

For 2014, EMC generated $6.5 billion in operating cash flow and $5 billion in free cash flow3. The company closed 2014 with $14.7 billion in cash and investments. In the fourth quarter EMC repurchased approximately $1.6 billion worth of its common stock and returned approximately $240 million to shareholders via a quarterly dividend. Over the course of 2014 EMC returned $3.9 billion to shareholders through the repurchase of $3 billion worth of its common stock and approximately $900 million via quarterly dividends.

Joe Tucci, Chairman and CEO, said, “EMC demonstrated solid performance in the fourth quarter and over the course of 2014. Our strategy is working well despite a challenging and rapidly changing IT environment. The company stands at the forefront of our industry with a leading portfolio of solutions and services to help customers optimize their existing infrastructures and build new ones that take advantage of opportunities created by cloud, mobile, social and Big Data. We enter 2015 financially strong and well positioned to continue capturing greater market share.”

Zane Rowe, EMC CFO, said, “EMC is establishing a solid foundation for the future, while also delivering near-term growth as we transform our business. Thanks to the unified team effort, in 2014 EMC grew revenue and EPS, gained share, increased our dividend and accelerated our buyback program - returning

$3.9 billion to shareholders. Our strong operational results were impacted by currency fluctuations and EMC’s investments in high-growth businesses. While we expect these factors to continue to impact 2015 results, we remain focused on driving growth for shareholders and delivering best-in-class solutions for customers.”

David Goulden, CEO of EMC Information Infrastructure, said, “In 2014 EMC II invested aggressively in key technology areas, innovated across all businesses, and continued to extend our lead in slower-growing but massive storage markets while making enormous strides in faster-growing areas like all-flash, where we are also the market segment leader. We delivered new and differentiated solutions, like the Enterprise Hybrid Cloud solution to help customers bring cloud agility and flexibility to existing applications and a platform for rapid deployment of new applications - a key differentiator for EMC. We also continued our leadership in converged infrastructure, helping customers transform their IT infrastructure by significantly reducing time to deploy and cost to manage new IT infrastructure. Collectively, this will serve us well in 2015 and ensure our continued lead in information infrastructure well into the future.”

Fourth-Quarter and Full-Year 2014

•
EMC Information Infrastructure business fourth-quarter and full-year 2014 revenue were each up 2% year over year. Information Storage revenue in the fourth quarter grew 3% year over year and 2% for the full year. Emerging Storage[4] revenue in the fourth quarter grew 40% year over year and 52% for the full-year 2014, achieving $2.3 billion in revenue over the course of 2014, with notably strong growth for EMC XtremIO, EMC ViPR, EMC Isilon and EMC ScaleIO. Within this, EMC XtremIO bookings more than doubled to nearly $300 million in the fourth quarter compared with the previous quarter, thereby securing a commanding lead over the all-flash array market segment. Unified and Backup and Recovery revenue grew in the fourth quarter and was up 4% for the full-year 2014. Within this, EMC VNX systems continue to do well, adding approximately 2,000 new customers in the fourth quarter, with the vast majority being new to EMC storage. RSA fourth-quarter revenue grew 4% year over year and grew 5% for 2014. Converged infrastructure offerings from VCE and VSPEX continued to drive revenue growth in the fourth quarter, with VCE adding a record number of new customers in the quarter.

•
VMware continued its rapid growth trajectory with fourth-quarter and full-year 2014 revenue within EMC each up 16% year over year as customers continue investing in software-defined data center, hybrid cloud solutions and end-user computing.

•
Pivotal grew fourth-quarter revenue 18% and full-year 2014 revenue 27% year over year, and remains the fastest growing of EMC’s federated businesses, benefiting from customers leveraging the portfolio to build third platform applications that are transforming their business.

Global Highlights
EMC’s consolidated fourth-quarter revenue from North America grew 6% year over year, and within this revenue from the United States was up 7% year over year. Revenue from EMC’s Europe, Middle East and Africa region grew 6% year over year, Asia Pacific and Japan grew 2% year over year and Latin America grew 8% year over year. Revenue from the BRIC +13 markets grew 7% year over year in the fourth quarter.

Business Outlook
EMC’s business outlook reflects the negative impact of anticipated foreign currency fluctuations and the consolidation of VCE results. Further detail will be provided during today’s 8:30 a.m. ET live webcast for investors, which is available on the EMC Investor Relations website (http://www.emc.com/ir).

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2015 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $26.1 billion for 2015.

•	Consolidated GAAP operating income is expected to be 13.7% of revenues for 2015 and consolidated non-GAAP[5] operating income is expected to be 21.4% of revenues for 2015.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.27 for 2015 and consolidated non-GAAP[5] earnings per weighted average diluted share are expected to be $1.98 for 2015.

•
The consolidated GAAP income tax rate is expected to be 23.0% and the consolidated non-GAAP[5] income tax rate is expected to be 23.6% for 2015. This assumes that the U.S. research and development tax credit is extended during 2015.

•	The weighted average outstanding diluted shares are expected to be 1.96 billion for 2015.

•	EMC expects to repurchase an aggregate of $3.0 billion of the company’s common stock in 2015.

Resources

•	The fourth-quarter and full-year 2014 webcast will be available for replay on the EMC Investor Relations website at http://www.emc.com/ir

•	EMC financial results are also available on the U.S. Securities and Exchange Commission website

•	Visit http://ir.vmware.com for more detail on VMware’s fourth-quarter 2014 financial results

•	Download the EMC Investor Relations App here

•	Visit EMC Pulse for breaking product and technology news from EMC

•	Visit EMC Reflections for executive insight on business and IT trends

•	Connect with EMC via @EMCCorp, LinkedIn and Facebook

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the fourth quarters of 2014 and 2013 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the reversal of the R&D tax credit for 2014, a gain on previously held interests in strategic investments and joint venture, the amortization of VMware’s capitalized software from prior periods and special tax items. See attached schedules for GAAP to non-GAAP reconciliations.

2 Items excluded from the non-GAAP results for the full years 2014 and 2013 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the R&D tax credit for 2012, a gain on previously held interests in strategic investments and joint venture, an impairment of strategic investment, VMware litigation and other contingencies, the amortization of VMware’s capitalized software from prior periods, special tax items and a net gain on the disposition of certain lines of business and other. See attached schedules for GAAP to non-GAAP reconciliations.

3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2014 and 2013.

4 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC Elastic Cloud Storage Appliance, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

5Items excluded from the non-GAAP business outlook for 2015 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition and other related charges.  A benefit for an R&D tax credit is included in the GAAP and non-GAAP business outlook for 2015.  See attached schedules for GAAP to non-GAAP reconciliations.

EMC, Atmos, EMC RecoverPoint, Isilon, VNX, VPLEX, VSPEX, ViPR, ScaleIO and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the reversal of the R&D tax credit for 2014, the R&D tax credit for 2012, a gain on previously held interests in strategic investments and joint venture, an impairment of strategic investment, VMware litigation and other contingencies, the amortization of VMware’s capitalized software from prior periods, special tax items and a net gain on the disposition of certain lines of business and other) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Revenues:
Product sales	$4,322	$4,155	$14,051	$13,690
Services	2,726	2,527	10,389	9,532
	7,048	6,682	24,440	23,222
Cost and expenses:
Cost of product sales	1,669	1,630	5,738	5,650
Cost of services	874	828	3,453	3,099
Research and development	752	705	2,991	2,761
Selling, general and administrative	2,131	2,029	7,982	7,338
Restructuring and acquisition-related charges	52	29	239	224
Operating income	1,570	1,461	4,037	4,150

Non-operating income (expense):
Investment income	24	35	123	128
Interest expense	(39)	(47)	(147)	(156)
Other expense, net	(6)	(61)	(251)	(257)
Total non-operating income (expense)	(21)	(73)	(275)	(285)
Income before provision for income taxes	1,549	1,388	3,762	3,865
Income tax provision	336	298	868	772
Net income	1,213	1,090	2,894	3,093
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(66)	(68)	(180)	(204)
Net income attributable to EMC Corporation	$1,147	$1,022	$2,714	$2,889

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.57	$0.50	$1.34	$1.39
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.56	$0.48	$1.32	$1.33

Weighted average shares, basic	2,014	2,034	2,028	2,074
Weighted average shares, diluted	2,038	2,114	2,059	2,160

Cash dividends declared per common share	$0.12	$0.10	$0.45	$0.30

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$6,343	$7,891
Short-term investments	1,978	2,773
Accounts and notes receivable, less allowance for doubtful accounts of $72 and $62	4,413	3,861
Inventories	1,276	1,334
Deferred income taxes	1,070	912
Other current assets	653	507
Total current assets	15,733	17,278
Long-term investments	6,334	6,924
Property, plant and equipment, net	3,766	3,478
Intangible assets, net	2,125	1,780
Goodwill	16,134	14,424
Other assets, net	1,793	1,965
Total assets	$45,885	$45,849

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,696	$1,434
Accrued expenses	3,141	2,783
Notes converted and payable	—	1,665
Income taxes payable	852	639
Deferred revenue	6,021	5,278
Total current liabilities	11,710	11,799
Income taxes payable	306	296
Deferred revenue	4,144	3,701
Deferred income taxes	274	421
Long-term debt	5,495	5,494
Other liabilities	431	352
Total liabilities	22,360	22,063
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 1,985 and 2,020 shares	20	20
Additional paid-in capital	—	1,406
Retained earnings	22,242	21,114
Accumulated other comprehensive loss, net	(366)	(239)
Total EMC Corporation's shareholders' equity	21,896	22,301
Non-controlling interests	1,629	1,485
Total shareholders' equity	23,525	23,786
Total liabilities and shareholders' equity	$45,885	$45,849

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2014	2013
Cash flows from operating activities:
Cash received from customers	$25,360	$24,319
Cash paid to suppliers and employees	(17,893)	(16,708)
Dividends and interest received	143	169
Interest paid	(134)	(96)
Income taxes paid	(953)	(761)
Net cash provided by operating activities	6,523	6,923

Cash flows from investing activities:
Additions to property, plant and equipment	(979)	(943)
Capitalized software development costs	(509)	(465)
Purchases of short- and long-term available-for-sale securities	(9,982)	(11,250)
Sales of short- and long-term available-for-sale securities	8,722	5,292
Maturities of short- and long-term available-for-sale securities	2,651	2,845
Business acquisitions, net of cash acquired	(1,973)	(770)
Purchases of strategic and other related investments	(144)	(131)
Sales of strategic and other related investments	101	35
Joint venture funding	(360)	(411)
Proceeds from divestiture of business	—	38
Increase in restricted cash	(78)	—
Net cash used in investing activities	(2,551)	(5,760)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	503	342
Proceeds from the issuance of VMware's common stock	164	197
EMC repurchase of EMC's common stock	(2,969)	(3,015)
EMC purchase of VMware's common stock	—	(160)
VMware repurchase of VMware's common stock	(700)	(508)
Excess tax benefits from stock-based compensation	102	116
Payment of long- and short-term obligations	(1,665)	(46)
Proceeds from long- and short-term obligations	—	5,460
Contributions from non-controlling interests	7	105
Dividend payment	(879)	(415)
Net cash (used in) provided by financing activities	(5,437)	2,076

Effect of exchange rate changes on cash and cash equivalents	(83)	(62)

Net (decrease) increase in cash and cash equivalents	(1,548)	3,177
Cash and cash equivalents at beginning of period	7,891	4,714
Cash and cash equivalents at end of period	$6,343	$7,891

Reconciliation of net income to net cash provided by operating activities:
Net income	$2,894	$3,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,864	1,665
Non-cash interest expense on debt	1	62
Non-cash restructuring and other special charges	19	8
Stock-based compensation expense	1,031	935
Provision for (recovery of) doubtful accounts	10	(1)
Deferred income taxes, net	(396)	(202)

Excess tax benefits from stock-based compensation	(102)	(116)
Gain on previously held interests in strategic investments and joint venture	(101)	—
Impairment of strategic investment	33	—
Other, net	20	40
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(309)	(377)
Inventories	(149)	(408)
Other assets	345	269
Accounts payable	167	380
Accrued expenses	(286)	(162)
Income taxes payable	314	222
Deferred revenue	1,126	1,475
Other liabilities	42	40
Net cash provided by operating activities	$6,523	$6,923

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	December 31,	Earnings	December 31,	Earnings
	2014	Per Share	2013	Per Share
Net Income Attributable to EMC GAAP	$1,147	$0.562	$1,022	$0.482
Stock-based compensation expense	190	0.093	176	0.083
Intangible asset amortization	68	0.034	62	0.030
Restructuring charges	34	0.017	19	0.009
Acquisition and other related charges	31	0.015	—	—
R&D tax credit	(32)	(0.016)	—	—
Gain on previously held interests in strategic investments and joint venture	(33)	(0.016)	—	—
Amortization of VMware's capitalized software from prior periods	—	—	1	—
Special tax items	—	—	(4)	(0.002)
Net Income Attributable to EMC Non-GAAP	$1,405	$0.689	$1,276	$0.602

Weighted average shares, diluted		2,038		2,114
Incremental VMware dilution		$2		$2

	Twelve Months Ended
		Diluted		Diluted
	December 31,	Earnings	December 31,	Earnings
	2014	Per Share	2013	Per Share
Net Income Attributable to EMC GAAP	$2,714	$1.315	$2,889	$1.333
Stock-based compensation expense	713	0.347	638	0.295
Intangible asset amortization	263	0.128	257	0.118
Restructuring charges	168	0.082	148	0.068
Acquisition and other related charges	108	0.052	8	0.004
R&D tax credit	—	—	(61)	(0.028)
Gain on previously held interests in strategic investments and joint venture	(77)	(0.038)	—	—
Impairment of strategic investment	23	0.011	—	—
VMware litigation and other contingencies	7	0.003	—	—
Amortization of VMware's capitalized software from prior periods	—	—	18	0.009
Special tax items	—	—	19	0.009
Net gain on disposition of certain lines of business and other	—	—	(22)	(0.010)
Net Income Attributable to EMC Non-GAAP	$3,919	$1.900	$3,894	$1.798

Weighted average shares, diluted		2,059		2,160
Incremental VMware dilution		$7		$8

*
Net of tax and non-controlling interest in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Gross Margin GAAP	$4,505	$4,224	$15,249	$14,473
Stock-based compensation expense	39	32	146	124
Intangible asset amortization	64	59	247	232
Amortization of VMware's capitalized software from prior periods	—	1	—	34
Gross Margin Non-GAAP	$4,608	$4,316	$15,642	$14,863

Revenues	$7,048	$6,682	$24,440	$23,222

Gross Margin Percentages:
GAAP	63.9%	63.2%	62.4%	62.3%
Non-GAAP	65.4%	64.6%	64.0%	64.0%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Operating Margin GAAP	$1,570	$1,461	$4,037	$4,150
Stock-based compensation expense	260	239	1,020	935
Intangible asset amortization	102	98	402	389
Restructuring charges	47	27	226	212
Acquisition and other related charges	56	2	186	12
Amortization of VMware's capitalized software from prior periods	—	1	—	34
VMware litigation and other contingencies	—	—	11	—
Operating Margin Non-GAAP	$2,035	$1,828	$5,882	$5,732

Revenues	$7,048	$6,682	$24,440	$23,222

Operating Margin Percentages:
GAAP	22.3%	21.9%	16.5%	17.9%
Non-GAAP	28.9%	27.4%	24.1%	24.7%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended December 31, 2014			Twelve Months Ended December 31, 2014
	Income Before	Tax Provision	Tax	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate	Tax	(Benefit)	Rate
EMC Consolidated GAAP	$1,549	$336	21.7%	$3,762	$868	23.1%
Stock-based compensation expense	260	49	18.7%	1,021	224	22.0%
Intangible asset amortization	102	28	27.8%	402	118	29.2%
Restructuring charges	47	12	25.8%	226	56	24.6%
Acquisition and other related charges	56	20	35.2%	187	60	32.3%
R&D tax credit	—	34	N/A	—	—	N/A
VMware litigation and other contingencies	—	—	N/A	11	2	19.0%
Gain on previously held interests in strategic investments and joint venture	(44)	(11)	24.7%	(88)	(11)	12.1%
Impairment of strategic investment	—	—	N/A	33	10	28.8%
EMC Consolidated Non-GAAP	$1,970	$468	23.8%	$5,554	$1,327	23.9%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Cash Flow from Operations	$2,231	$2,190	$6,523	$6,923
Capital expenditures	(286)	(270)	(979)	(943)
Capitalized software development costs	(127)	(123)	(509)	(465)
Free Cash Flow	$1,818	$1,797	$5,035	$5,515

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions, except per share amounts)
(unaudited)

Twelve Months Ending December 31,
2015
Operating Income as a % of Revenue - GAAP	13.7%

Stock-based compensation expense	4.6%
Intangible asset amortization	1.5%
Restructuring charges	0.9%
Acquisition and other related charges	0.7%

Operating Income as a % of Revenue - Non-GAAP	21.4%

Twelve Months Ending December 31,
2015
Diluted Earnings Per Share - GAAP	$1.27

Stock-based compensation expense	0.44
Intangible asset amortization	0.14
Restructuring charges	0.08
Acquisition and other related charges	0.05

Diluted Earnings Per Share - Non-GAAP	$1.98

Twelve Months Ending December 31,
2015
Tax Rate - GAAP	23.0%

Impact of stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition and other related charges	0.6%

Tax Rate - Non-GAAP	23.6%

Impact of VCE Acquisition	Twelve Months Ending December 31,
2015
Diluted Earnings Per Share - GAAP	$0.06

Stock-based compensation expense	(0.01)
Intangible asset amortization	(0.01)

Diluted Earnings Per Share - Non-GAAP	$0.04
Note: Schedules may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended December 31, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	Gain on Previously Held Interests in Strategic Investments and Joint Venture
EMC Consolidated
Cost of revenue	$(39)	$(64)	$—	$—	$—	$—
Research and development	(93)	4	—	—	—	—
Selling, general and administrative	(128)	(42)	—	(51)	—	—
Restructuring and acquisition-related charges	—	—	(47)	(5)	—	—
Non-operating (income) expense	—	—	—	—	—	(44)
Income tax provision	49	28	12	20	34	(11)
Net income attributable to VMware	(21)	(6)	(1)	(5)	2	—

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(27)	$(35)	$—	$—	$—	$—
Research and development	(36)	(1)	—	—	—	—
Selling, general and administrative	(66)	(31)	—	(10)	—	—
Restructuring and acquisition-related charges	—	—	(36)	(3)	—	—
Non-operating (income) expense	—	—	—	—	—	(44)
Income tax provision	21	21	8	2	22	(11)
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(29)	$—	$—	$—	$—
Research and development	(57)	5	—	—	—	—
Selling, general and administrative	(62)	(11)	—	(41)	—	—
Restructuring and acquisition-related charges	—	—	(11)	(2)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	28	7	4	18	12	—
Net income attributable to VMware	(21)	(6)	(1)	(5)	2	—

Supplemental Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Special Tax Items
EMC Consolidated
Cost of revenue	$(32)	$(59)	$—	$—	$(1)	$—
Research and development	(94)	(2)	—	—	—	—
Selling, general and administrative	(113)	(37)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(27)	(2)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	41	32	8	2	—	5
Net income attributable to VMware	(22)	(4)	—	—	—	1

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(24)	$(36)	$—	$—	$—	$—
Research and development	(32)	(1)	—	—	—	—
Selling, general and administrative	(61)	(36)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(23)	—	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	28	27	4	1	—	—
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(8)	$(23)	$—	$—	$(1)	$—
Research and development	(62)	(1)	—	—	—	—
Selling, general and administrative	(52)	(1)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(4)	(2)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	13	5	4	1	—	5
Net income attributable to VMware	(22)	(4)	—	—	—	1

Supplemental Information
For the Twelve Months Ended December 31, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	Gain on Previously Held Interests in Strategic Investments and Joint Venture	Impairment of Strategic Investment	VMware Litigation and Other Contingencies
EMC Consolidated
Cost of revenue	$(146)	$(247)	$—	$—	$—	$—	$—
Research and development	(382)	(5)	—	—	—	—	—
Selling, general and administrative	(492)	(150)	—	(173)	—	—	(11)
Restructuring and acquisition-related charges	—	—	(226)	(13)	—	—	—
Non-operating (income) expense	1	—	—	1	(88)	33	—
Income tax provision	224	118	56	60	(11)	10	2
Net income attributable to VMware	(84)	(21)	(2)	(19)	—	—	(2)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(102)	$(138)	$—	$—	$—	$—	$—
Research and development	(138)	(5)	—	—	—	—	—
Selling, general and administrative	(251)	(122)	—	(31)	—	—	—
Restructuring and acquisition-related charges	—	—	(210)	(6)	—	—	—
Non-operating (income) expense	1	—	—	—	(88)	33	—
Income tax provision	111	84	50	4	(11)	10	—
Net income attributable to VMware	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(44)	$(109)	$—	$—	$—	$—	$—
Research and development	(244)	—	—	—	—	—	—
Selling, general and administrative	(241)	(28)	—	(142)	—	—	(11)
Restructuring and acquisition-related charges	—	—	(16)	(7)	—	—	—
Non-operating (income) expense	—	—	—	1	—	—	—
Income tax provision	113	34	6	56	—	—	2
Net income attributable to VMware	(84)	(21)	(2)	(19)	—	—	(2)

Supplemental Information
For the Twelve Months Ended December 31, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Net Gain on Disposition of Certain Lines of Business and Other	Special Tax Items	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(124)	$(232)	$—	$—	$(34)	$—	$—	$—
Research and development	(357)	(8)	—	—	—	—	—	—
Selling, general and administrative	(454)	(149)	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(212)	(12)	—	—	—	—
Non-operating (income) expense	1	—	—	—	—	(31)	—	—
Income tax provision	225	117	54	3	11	(3)	(18)	67
Net income attributable to VMware	(73)	(15)	(10)	(1)	(5)	6	1	6

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(88)	$(141)	$—	$—	$—	$—	$—	$—
Research and development	(134)	(5)	—	—	—	—	—	—
Selling, general and administrative	(256)	(142)	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(144)	(7)	—	—	—	—
Non-operating (income) expense	1	—	—	—	—	—	—	—
Income tax provision	128	95	31	2	—	—	(23)	35
Net income attributable to VMware	—	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(36)	$(91)	$—	$—	$(34)	$—	$—	$—
Research and development	(223)	(3)	—	—	—	—	—	—
Selling, general and administrative	(198)	(7)	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(68)	(5)	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	(31)	—	—
Income tax provision	97	22	23	1	11	(3)	5	32
Net income attributable to VMware	(73)	(15)	(10)	(1)	(5)	6	1	6

Supplemental Information
For the Three Months Ended December 31, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,703	$(16)	$1,687
Cost of revenue	254	(6)	248
Gross margin	1,449	(10)	1,439
Research and development	302	(1)	301
Selling, general and administrative	792	(11)	781
Restructuring and acquisition-related charges	11	2	13
Operating income	344	—	344
Non-operating income (expense)	14	(1)	13
Income before taxes	358	(1)	357
Income tax provision	32	10	42
Net income	$326	(11)	315
Net income attributable to VMware		(66)	(66)
Net income attributable to EMC		$(77)	$249

Supplemental Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,483	$(25)	$1,458
Cost of revenue	192	—	192
Gross margin	1,291	(25)	1,266
Research and development	284	(1)	283
Selling, general and administrative	629	(4)	625
Restructuring and acquisition-related charges	4	2	6
Operating income	374	(22)	352
Non-operating income (expense)	7	—	7
Income before taxes	381	(22)	359
Income tax provision	46	(3)	43
Net income	$335	(19)	316
Net income attributable to VMware		(68)	(68)
Net income attributable to EMC		$(87)	$248

Note: Schedules may not add due to rounding.

Supplemental Information
For the Twelve Months Ended December 31, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$6,035	$(39)	$5,996
Cost of revenue	917	(9)	908
Gross margin	5,118	(30)	5,088
Research and development	1,239	(8)	1,231
Selling, general and administrative	2,836	(24)	2,812
Restructuring and acquisition-related charges	16	7	23
Operating income	1,027	(5)	1,022
Non-operating income (expense)	21	12	33
Income before taxes	1,048	7	1,055
Income tax provision	162	12	174
Net income	$886	(5)	881
Net income attributable to VMware		(180)	(180)
Net income attributable to EMC		$(185)	$701

Supplemental Information
For the Twelve Months Ended December 31, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$5,207	$(60)	$5,147
Cost of revenue	730	(12)	718
Gross margin	4,477	(48)	4,429
Research and development	1,082	(30)	1,052
Selling, general and administrative	2,234	(25)	2,209
Restructuring and acquisition-related charges	68	5	73
Operating income	1,093	2	1,095
Non-operating income (expense)	54	(2)	52
Income before taxes	1,147	—	1,147
Income tax provision	133	(4)	129
Net income	$1,014	4	1,018
Net income attributable to VMware		(204)	(204)
Net income attributable to EMC		$(200)	$814

Note: Schedules may not add due to rounding.

Segment Information
For the Three Months Ended December 31, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$3,338	$56	$139	$3,533	$21	$3,554
Services revenues	1,497	118	148	1,763	44	1,807
Total consolidated revenues	4,835	174	287	5,296	65	5,361

Gross profit	$2,776	$117	$201	3,094	34	3,128
Gross profit percentage	57.4%	67.2%	70.1%	58.4%	52.1%	58.3%

Research and development				384	30	414
Selling, general and administrative				1,193	50	1,243
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,577	80	1,657
Operating income (expense)				$1,517	$(46)	$1,471
Operating margin percentage				28.7%	(70.5)%	27.4%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$3,554	$768	$—	$4,322
Services revenues	1,807	919	—	2,726
Total consolidated revenues	5,361	1,687	—	7,048

Gross profit	$3,128	$1,480	$(103)	$4,505
Gross profit percentage	58.3%	87.8%	—	63.9%

Research and development	414	249	89	752
Selling, general and administrative	1,243	667	221	2,131
Restructuring and acquisition-related charges	—	—	52	52
Total costs and expenses	1,657	916	362	2,935

Operating income (expense)	1,471	564	(465)	1,570
Operating margin percentage	27.4%	33.5%	—	22.3%

Non-operating income (expense), net	(78)	13	44	(21)
Income tax provision	357	111	(132)	336
Net income	1,036	466	(289)	1,213
Net income attributable to the non-controlling interest in VMware, Inc.	—	(97)	31	(66)
Net income attributable to EMC Corporation	$1,036	$369	$(258)	$1,147

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$3,260	$65	$136	$3,461	$18	$3,479
Services revenues	1,445	124	139	1,708	37	1,745
Total consolidated revenues	4,705	189	275	5,169	55	5,224

Gross profit	$2,680	$129	$185	2,994	25	3,019
Gross profit percentage	57.0%	68.2%	67.2%	57.9%	45.7%	57.8%

Research and development				362	27	389
Selling, general and administrative				1,262	46	1,308
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,624	73	1,697
Operating income (expense)				$1,370	$(48)	$1,322
Operating margin percentage				26.5%	(86.3)%	25.3%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$3,479	$676	$—	$4,155
Services revenues	1,745	782	—	2,527
Total consolidated revenues	5,224	1,458	—	6,682

Gross profit	$3,019	$1,297	$(92)	$4,224
Gross profit percentage	57.8%	89.1%	—	63.2%

Research and development	389	220	96	705
Selling, general and administrative	1,308	571	150	2,029
Restructuring and acquisition-related charges	—	—	29	29
Total costs and expenses	1,697	791	275	2,763

Operating income (expense)	1,322	506	(367)	1,461
Operating margin percentage	25.3%	34.7%	—	21.9%

Non-operating income (expense), net	(80)	7	—	(73)
Income tax provision	316	70	(88)	298
Net income	926	443	(279)	1,090
Net income attributable to the non-controlling interest in VMware, Inc.	—	(93)	25	(68)
Net income attributable to EMC Corporation	$926	$350	$(254)	$1,022

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to reflect the Information Storage acquisition of the Data Computing Appliance and implementation services businesses from the Pivotal segment during the first quarter of 2014. None of the segment reclassifications impact EMC’s previously reported consolidated financial statements. This schedule may not recalculate due to rounding.

Segment Information
For the Twelve Months Ended December 31, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$10,785	$164	$462	$11,411	$65	$11,476
Services revenues	5,757	476	573	6,806	162	6,968
Total consolidated revenues	16,542	640	1,035	18,217	227	18,444

Gross profit	$9,180	$417	$698	10,295	106	10,401
Gross profit percentage	55.5%	65.2%	67.4%	56.5%	46.5%	56.4%

Research and development				1,489	128	1,617
Selling, general and administrative				4,583	183	4,766
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				6,072	311	6,383
Operating income (expense)				$4,223	$(205)	$4,018
Operating margin percentage				23.2%	(90.6)%	21.8%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$11,476	$2,575	$—	$14,051
Services revenues	6,968	3,421	—	10,389
Total consolidated revenues	18,444	5,996	—	24,440

Gross profit	$10,401	$5,241	$(393)	$15,249
Gross profit percentage	56.4%	87.4%	—	62.4%

Research and development	1,617	987	387	2,991
Selling, general and administrative	4,766	2,390	826	7,982
Restructuring and acquisition-related charges	—	—	239	239
Total costs and expenses	6,383	3,377	1,452	11,212

Operating income (expense)	4,018	1,864	(1,845)	4,037
Operating margin percentage	21.8%	31.1%	—	16.5%

Non-operating income (expense), net	(362)	34	53	(275)
Income tax provision	942	385	(459)	868
Net income	2,714	1,513	(1,333)	2,894
Net income attributable to the non-controlling interest in VMware, Inc.	—	(308)	128	(180)
Net income attributable to EMC Corporation	$2,714	$1,205	$(1,205)	$2,714

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Twelve Months Ended December 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$10,738	$180	$453	$11,371	$66	$11,437
Services revenues	5,524	467	534	6,525	113	6,638
Total consolidated revenues	16,262	647	987	17,896	179	18,075

Gross profit	$9,109	$419	$655	10,183	91	10,274
Gross profit percentage	56.0%	64.8%	66.4%	56.9%	50.7%	56.8%

Research and development				1,461	109	1,570
Selling, general and administrative				4,571	161	4,732
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				6,032	270	6,302
Operating income (expense)				$4,151	$(179)	$3,972
Operating margin percentage				23.2%	(100.3)%	22.0%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$11,437	$2,253	$—	$13,690
Services revenues	6,638	2,894	—	9,532
Total consolidated revenues	18,075	5,147	—	23,222

Gross profit	$10,274	$4,589	$(390)	$14,473
Gross profit percentage	56.8%	89.2%	—	62.3%

Research and development	1,570	826	365	2,761
Selling, general and administrative	4,732	2,003	603	7,338
Restructuring and acquisition-related charges	—	—	224	224
Total costs and expenses	6,302	2,829	1,192	10,323

Operating income (expense)	3,972	1,760	(1,582)	4,150
Operating margin percentage	22.0%	34.2%	—	17.9%

Non-operating income (expense), net	(337)	22	30	(285)
Income tax provision	911	317	(456)	772
Net income	2,724	1,465	(1,096)	3,093
Net income attributable to the non-controlling interest in VMware, Inc.	—	(295)	91	(204)
Net income attributable to EMC Corporation	$2,724	$1,170	$(1,005)	$2,889

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to reflect the Information Storage acquisition of the Data Computing Appliance and implementation services businesses from the Pivotal segment during the first quarter of 2014. None of the segment reclassifications impact EMC’s previously reported consolidated financial statements. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Information Storage:
Product Revenues	$2,472	$2,577	$2,430	$3,260	$10,738	$2,302	$2,551	$2,595	$3,338	$10,785
Services Revenues	1,326	1,377	1,376	1,445	5,524	1,378	1,425	1,456	1,497	5,757
Total Information Storage Revenues	$3,798	$3,954	$3,806	$4,705	$16,262	$3,680	$3,976	$4,051	$4,835	$16,542

Information Intelligence Group:
Product Revenues	$43	$39	$32	$65	$180	$35	$37	$36	$56	$164
Services Revenues	112	113	117	124	467	119	121	118	118	476
Total Information Intelligence Group Revenues	$155	$152	$149	$189	$647	$154	$158	$154	$174	$640

RSA Information Security:
Product Revenues	$100	$98	$120	$136	$453	$104	$104	$114	$139	$462
Services Revenues	133	130	132	139	534	140	139	147	148	573
Total RSA Information Security Revenues	$233	$228	$252	$275	$987	$244	$243	$261	$287	$1,035

EMC Information Infrastructure:
Product Revenues	$2,615	$2,714	$2,582	$3,461	$11,371	$2,441	$2,692	$2,745	$3,533	$11,411
Services Revenues	1,571	1,620	1,625	1,708	6,525	1,637	1,685	1,721	1,763	6,806
Total EMC Information Infrastructure Revenues	$4,186	$4,334	$4,207	$5,169	$17,896	$4,078	$4,377	$4,466	$5,296	$18,217

Pivotal:
Product Revenues	$13	$15	$20	$18	$66	$11	$15	$17	$21	$65
Services Revenues	22	27	27	37	113	38	39	41	44	162
Total Pivotal Revenues	$35	$42	$47	$55	$179	$49	$54	$58	$65	$227

VMware:
Product Revenues	$484	$529	$563	$676	$2,253	$556	$612	$638	$768	$2,575
Services Revenues	682	709	722	782	2,894	796	837	870	919	3,421
Total VMware Revenues	$1,166	$1,238	$1,285	$1,458	$5,147	$1,352	$1,449	$1,508	$1,687	$5,996

Consolidated Revenues:
Product Revenues	$3,112	$3,258	$3,165	$4,155	$13,690	$3,008	$3,319	$3,400	$4,322	$14,051
Services Revenues	2,275	2,356	2,374	2,527	9,532	2,471	2,561	2,632	2,726	10,389
Total Consolidated Revenues	$5,387	$5,614	$5,539	$6,682	$23,222	$5,479	$5,880	$6,032	$7,048	$24,440

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.5)%	(0.7)%	(0.8)%	(0.5)%	(0.6)%	(0.4)%	0.5%	(0.1)%	(1.7)%	(0.5)%

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.